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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

December 26, 2001
Date of report (Date of earliest event reported)

Valentis, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	0-22987 (Commission File Number)	94-3156660 (IRS Employer Identification No.)

863A Mitten Road, Burlingame, California 94010
(Address of principal executive offices) (Zip Code)

(650) 697-1900
(Registrant's telephone number, including area code)

Item 5. Other Events.

    On December 27, 2001, Valentis, Inc. (the "Company") completed an underwritten public offering of 6,130,007 shares of its common stock for an aggregate offering price of $13.8 million. Attached hereto as an exhibit to this Current Report on Form 8-K is the Underwriting Agreement, dated December 21, 2001, by and between the Company and Wells Fargo Van Kasper, LLC, as underwriter, relating to the issuance and sale of the shares.

    In a press release dated December 27, 2001, the Company announced the completion of the public offering. Attached hereto as an exhibit to this Current Report on Form 8-K is the Company's press release, dated December 27, 2001.

    In addition, on December 26, 2001, the Company filed an amendment to its certificate of incorporation, increasing the number of authorized shares of its common stock from 45,000,000 shares to 65,000,000. Attached hereto as an exhibit is the amendment, which was approved by the Board of Directors of the Company on September 25, 2001 and approved by the stockholders of the Company at the Company's annual meeting of stockholders on December 13, 2001.

    The foregoing descriptions are qualified in their entirety by reference to the Company's Underwriting Agreement, press release and amendment to certificate of incorporation, copies of which are attached hereto as exhibits.

Item 7. Exhibits.

1.1
 Underwriting Agreement, dated December 21, 2001, by and between the Company and Wells Fargo Van Kasper, LLC.

3.1
Amendment to Amended and Restated Certificate of Incorporation, filed on December 26, 2001.

99.1
Text of Press Release, dated December 27, 2001.

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SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 28, 2001

VALENTIS, INC.
By:	/s/ Bennet L. Weintraub Bennet L. Weintraub Vice President, Finance and Chief Financial Officer

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EXHIBIT INDEX

1.1
Underwriting Agreement, dated December 21, 2001, by and between the Company and Wells Fargo Van Kasper, LLC.

3.1
Amendment to Amended and Restated Certificate of Incorporation, filed on December 26, 2001.

99.1
Text of Press Release, dated December 27, 2001.

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  Item 5. Other Events.
  Item 7. Exhibits.
SIGNATURE
EXHIBIT INDEX